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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
Name                                        State of Incorporation
----                                        ----------------------
Melody Homes, Inc.                          Delaware
Melody Mortgage Co.                         Colorado
Schuler Homes of California, Inc.           California
Schuler Homes of Washington, Inc. (1)       Washington
Schuler Homes of Oregon, Inc. (1)           Oregon
SHLR of Washington, Inc. (2)                Washington
SHLR of Colorado, Inc.                      Colorado
SHLR of Nevada, Inc. (3)                    Nevada
Schuler Realty/Maui, Inc.                   Hawaii
Schuler Realty/Oahu, Inc.                   Hawaii
Lokelani Construction Corporation           Delaware
SHLR of Utah, Inc.                          Utah
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(1) Also does business as Keys and Schuler Homes for certain residential development projects.
(2) Owns an 89% interest in SSHI LLC, which does business as Stafford Homes.
(3) Owns a 100% capital interest in SRHI LLC, which does business as Rielly Homes and as Schuler Homes of Arizona in California and Arizona, respectively.